UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2025
WILLSCOT HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37552	82-3430194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4646 E Van Buren St., Suite 400
Phoenix, Arizona 85008

(Address, including zip code, of principal executive offices)

(480) 894-6311
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	WSC	The Nasdaq Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 3, 2025, WillScot Holdings Corporation (the “Company”) disclosed that Timothy D. Boswell, the Company’s President and Chief Operating Officer, will succeed Bradley L. Soultz, the Company’s current Chief Executive Officer (“CEO”), as CEO effective as of January 1, 2026. In addition, effective as of September 4, 2025, Worthing Jackman, a member of the Company’s Board of Directors (the “Board”) and the current Chair of the Board, will become the Executive Chair of the Board and an employee of the Company, and Jeff Sagansky will serve as Lead Independent Director.
In connection with these events, the Board acted to increase the size of the Board from ten to eleven directors effective as of January 1, 2026, and to appoint Mr. Boswell to the Board to fill the vacancy created by that increase. The Board did not act to appoint Mr. Boswell to any committee of the Board.
In connection with Mr. Boswell’s promotion and subsequent commencement of his new role, he will receive two grants, each of 100,000 options to purchase shares of the Company’s common stock, vesting ratably over three years (the “Promotion Award”). The first grant will be made on September 4, 2025, and the second grant will be made on or about January 2, 2026. Further, the Company entered into an amendment and restatement of Mr. Boswell’s existing employment agreement with the Company, which amendment and restatement agreement will become effective on January 1, 2026 (the “Amended Boswell Agreement”), to reflect his new role. Under the Amended Boswell Agreement, Mr. Boswell’s compensation as President and CEO will consist of the following:
•A base salary at the initial rate of $850,000 per calendar year;
•Eligibility for an annual cash performance bonus with an initial target value of 125% of base salary;
•Eligibility for an annual grant of equity awards with an initial target grant value of $2,700,000; and
Upon a termination of his employment by the Company without cause (as defined in the Amended Boswell Agreement) or by him for good reason (as defined in the Amended Boswell Agreement) during the term of the Amended Boswell Agreement, which runs through December 31, 2028, Mr. Boswell will be entitled to receive the benefits more expressly set forth in Section 8 of the Amended Boswell Agreement.
The foregoing description of the Amended Boswell Agreement is a summary only and is qualified in its entirety by reference to the terms of the Amended Boswell Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Mr. Soultz’s anticipated separation from employment as of December 31, 2025 (the “Separation Date”) is expected to constitute a termination without cause for purposes of his amended and restated employment agreement, dated as of September 7, 2021 (the “Soultz Employment Agreement”). Effective as of September 3, 2025, the Company entered into a separation agreement (the “Soultz Separation Agreement”) providing for payments and other benefits in lieu of certain payments and other benefits that he would have received as more specifically set forth in Sections 2 and 3 of the Soultz Employment Agreement. These payments and other benefits are contingent on Mr. Soultz’s compliance with the terms of the Soultz Separation Agreement and his provision of a release of claims.
The foregoing description of the Soultz Separation Agreement is a summary only and is qualified in its entirety by reference to the terms of the Soultz Separation Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 8.01	Other Events
In connection with Mr. Jackman becoming Executive Chair of the Board and an employee of the Company, effective as of September 4, 2025, the Company entered into an offer letter, dated September 3, 2025, with Mr. Jackman (the “Jackman Offer Letter”) providing for the following:
•$300,000 annualized base salary; and
•The following one-time equity awards:
•Performance share units having a grant date value of $1,600,000, to be granted in the first quarter of 2026 (at the same time grants are made to other similarly situated executives) and vesting at the end of a three-year performance period if the performance goals established by the Compensation Committee of the Board are met.
•120,000 stock options, to be granted on or as soon as practicable following Mr. Jackman’s start date and vesting 50% on each of the first and second anniversaries of the grant date.
•Restricted stock units having a grant date value of $1,200,000, to be granted on or as soon as practicable following Mr. Jackman’s start date and vesting 50% on each of the first and second anniversaries of the grant date.

The Offer Letter also provides for restrictive covenants that will apply during Mr. Jackman’s employment and for 24 months following the end of his employment. The foregoing description of the Jackman Offer Letter is a summary only and is qualified in its entirety by reference to the terms of the Jackman Offer Letter, which is filed as Exhibit 10.4 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Amended and Restated Employment Agreement, dated as of September 3, 2025, by and between WillScot Holdings Corporation and Timothy D. Boswell
10.2	Separation Agreement, dated as of September 3, 2025, by and between WillScot Holdings Corporation and Bradley L. Soultz
10.3	Form of Nonqualified Stock Option Award Agreement
10.4	Offer Letter, dated as of September 3, 2025, by and between WillScot Holdings Corporation and Worthing Jackman
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WillScot Holdings Corporation

		By:	/s/ Hezron Timothy Lopez
Dated:	September 3, 2025		Name: Hezron Timothy Lopez
Title: Executive Vice President, Chief Legal & Compliance Officer & ESG